EXHIBIT 10.7

NEUTRAL TANDEM, INC.

PROPRIETARY INFORMATION AND INVENTIONS AGREEMENT

In consideration of my employment or continued employment, as the case may be, by Neutral Tandem, Inc. (the “Company”), I, the undersigned employee, hereby agree with the Company as follows:

1. Proprietary Information and Inventions

(a) I understand that the Company possesses and will continue to posses information that has been created, discovered, developed or otherwise become known to the Company (including, without limitation, information created, discovered, developed or made known by me during the period of my employment by the Company) or in which property rights have been assigned or otherwise conveyed to the Company, which information has commercial value in the business in which the Company is engaged and is treated by the Company as confidential. All such information shall be referred to herein as “Proprietary Information”. By way of illustration, but not limitation, Proprietary Information includes processes, formulas, data, computer programs, software and documentation, know-how, improvements, discoveries, developments, designs, algorithms, inventions, techniques, strategies, new products, marketing plans, forecasts, unpublished financial statements, business forms, contract forms, report formats, budgets, projections, licenses, prices, costs, customer, client and supplier lists, and any other information of a similar nature not available to the public, whether oral or written, in drawings or in machine-readable form, and whether or not expressly marked “Confidential” or “Proprietary”. The development and acquisition of Proprietary Information are the result of great effort and expense on the part of the Company and are critical to the success and survival of the Company.

(b) I will use all Proprietary Information solely for the benefit of the Company and for no other purpose. I agree not to disclose any Proprietary Information (including any inappropriate internal disclosure) except as may be required by my duties, and to take reasonable safeguards against any accidental disclosure.

(c) All Proprietary Information shall be the sole property of the Company, and the Company shall be the sole owner of all patents, trademarks, service marks, copyrights, and other rights in connection therewith. I agree that all work produced by me within the scope of my employment with the Company constitutes “work-for-hire” under the copyright laws of the United States and that such work, together with all rights in such work, belongs exclusively to the Company. I hereby assign, transfer and set over to the Company (or to another person selected by the Company), without further consideration, all my rights, title and interest (including all copyrights) in and to all Proprietary Information that I conceive, create, develop or write during the period of my employment with the Company, whether during or outside or regular working hours, which are (i) related, directly or indirectly, to the business or reasonably anticipated future business of the Company, (ii) suggested by or result from any task assigned to me by the Company or its clients, or (iii) developed with the use of the Company’s time, materials, Proprietary Information or facilities (or that of its clients), whether or not such Proprietary Information constitutes “work-for-hire.” If the Company, in its reasonable judgment, determines that additional documents or other actions are necessary to transfer such rights, I will promptly sign such documents or take such other actions, without additional compensation (but without expense to me). I hereby irrevocably designate and appoint the Company as my agent and

Employee’s Initials:

attorney-in-fact, coupled with an interest and with full power of substitution, to act for and in my behalf to execute and file any document and to do all other lawfully permitted acts to further the purposes of the foregoing with the same legal force and effect as if executed by me.

(d) In the event of the termination of my employment with the Company by me or by the Company for any reason, I will deliver to the Company all documents, notes, drawings, specifications, data, and other materials of any nature containing Proprietary Information, and I will not take with me any of the foregoing, any reproduction of any of the foregoing, or any Proprietary Information that is embodied in a tangible medium of expression.

2. Other Employment

(a) During my employment with the Company, I will not, without the prior written consent of the Company, be engaged (either for my own benefit or as agent, consultant, employee, partner, officer, director, stockholder, or other relationship with or to any person or enterprise), or become an employee of, any business if such business is a Competing Business (as defined in subsection (b) of this paragraph); provided however that this provision shall not be construed to prohibit the ownership of not more than one percent (1%) of the capital stock of any corporation having a class of securities traded on a national securities exchange or market.

(b) For purposes of this Agreement, “Competing Business” is a business engaged in the operation of telecommunication hubs and switching systems, transmission and switching of voice, data, audio, video and information via telephone, wireless and cable networks, or any of the foregoing, or any substantially similar business.

3. Non-Solicitation

During the period of my employment with the Company and for one year following the termination, for any reason, of my employment, I agree that I will not, either on my own behalf or on behalf of any other person or enterprise, directly or indirectly, (i) hire, solicit, or encourage to leave the employ of the Company any person who is then an employee of the Company, or (ii) solicit, entice away or divert any person or entity who is or was a client or customer, or former client or customer, of the Company.

4. Former Employment

I represent that my performance of all the terms of this Agreement and as an employee of the Company does not and will not breach any agreement to keep in confidence proprietary information acquired by me prior to my employment by the Company. I have not entered into, and I agree I will not enter into, any agreement either written or oral in conflict with this Agreement.

5. Injunctive Relief

I acknowledge and agree that the extent of damage to the Company in the event of a breach by me of any of the covenants contained in this Agreement would be difficult or impossible to ascertain and that there would be no adequate remedy at law available to the Company in the event of such breach. Consequently, I agree that, in the event of such breach, the Company shall be entitled to enforce any or all of the covenants contained in this Agreement by injunctive or other equitable relief in addition to receiving damages or other relief to which the Company may be entitled.

Employee’s Initials:

6. Miscellaneous

(a) I agree that the provisions of this Agreement are reasonable. The invalidity or unenforceability of any provision of this Agreement in any respect shall not affect the validity or enforceability of such provision in any other respect, or of any other provision of this Agreement. In the event that any provision of this Agreement shall be held invalid or unenforceable by a court of competent jurisdiction, such invalidity or unenforceability shall attach only to the particular aspect of such provision found invalid or unenforceable as applied and shall not affect or render invalid or unenforceable any other provision of this Agreement or the enforcement or such provision in other circumstances, and, to the fullest extent permitted by law, the offending provision shall be construed as if it had been more narrowly drafted so as not to be invalid or unenforceable.

(b) This Agreement shall be binding upon me, my heirs, executors, administrators and assigns and shall inure to the benefit of the Company and its affiliates, successors and assigns.

(c) This Agreement does not preempt, supersede or limit any rights at law or in equity to which the Company would be entitled in the absence of this Agreement.

(d) This Agreement sets forth the entire understanding between the Company and me relating to the subject matter hereof and supersedes all previous and contemporaneous written or oral agreements between us relating to the subject matter hereof. This Agreement may be modified only by a written document duly executed by both parties.

(e) This Agreement shall be governed by and interpreted under the laws of Delaware, other than those relating to choice of law.

I HAVE READ, HAVE HAD AN OPPORTUNITY TO SEEK THE ADVICE OF LEGAL COUNSEL REGARDING, AND FULLY UNDERSTAND MY OBLIGATIONS UNDER, THIS AGREEMENT. BY MY SIGNATURE BELOW, I BIND MYSELF TO COMPLY WITH SUCH OBLIGATIONS.

Date Executed:
Employee’s Signature

Employee’s Name, Printed or Typed
Accepted:

NEUTRAL TANDEM, INC.

By:
Name:
Title: